Exhibit 10.8

ALEXANDRIA REAL ESTATE EQUITIES, INC.

DEFERRED COMPENSATION PLAN

FOR DIRECTORS

ORIGINAL EFFECTIVE DATE: JANUARY 1, 2002

AMENDED AND RESTATED EFFECTIVE: JANUARY 1, 2005

i.

TABLE OF CONTENTS

(CONTINUED)

ii

TABLE OF CONTENTS

(CONTINUED)

			PAGE

9.	MISCELLANEOUS		14

	9.1	Effective Date; Amendment and Termination	14

	9.2	No Employment or Service Rights	14

	9.3	Arbitration	14

	9.4	Governing Law	15

	9.5	Severability	15

	9.6	Notice	15

	9.7	Successors	15

iii

ALEXANDRIA REAL ESTATE EQUITIES, INC.

DEFERRED COMPENSATION PLAN

FOR DIRECTORS

1.                                    INTRODUCTION AND PURPOSE

This Plan was originally adopted by the Company effective as of January 1, 2002.  The Plan was amended and restated effective as of January 1, 2005.

The purpose of the Plan is to provide supplemental retirement (and related tax) benefits to Non-Employee Directors of Alexandria Real Estate Equities, Inc.  The Plan is intended to be administered in compliance with Section 409A of the Code with respect to all Section 409A Non-Grandfathered Amounts, and the provisions of the Plan regarding Section 409A Grandfathered Amounts are intended to be administered so as not to subject such amounts to Section 409A of the Code.

2.                                    DEFINITIONS

2.1                            “Annual Retainer” means the annual fees payable to a Non-Employee Director in arrears on the last day of each calendar quarter for his or her service as a Director, but shall exclude expense reimbursements, all Meeting Fees, and any remuneration or other payments paid to the Non-Employee Director for services or otherwise in any capacity other than as a Non-Employee Director.

2.2                            “Beneficiary” means the person or persons so designated by a Participant in accordance with Section 8 hereof.

2.3                            “Board” means the Board of Directors of Alexandria Real Estate Equities, Inc.

2.4                            “Cause” means the following:

(a)                              The Participant’s (i) material breach, repudiation or failure to comply with or perform any of the Participant’s duties or any of the Company’s policies or procedures (including, without limitation, any such policies or procedures relating to conflicts of interest or standard business conduct) or (ii) deliberate interference with the compliance by any other member of the Board or any employee of the Company with any of the foregoing;

(b)                              The conviction of the Participant for, or pleading by the Participant of no contest or a guilty plea (or similar plea) to, fraud, embezzlement, misappropriation of assets, malicious mischief, or any felony, other than a crime for which vicarious liability is imposed upon the Participant solely by reason of the Participant’s position with the Company and not by reason of the Participant’s conduct; or

1.

(c)                               Any other act, omission, event or condition constituting cause for the discharge of any employee or other service provider under applicable law.

2.5                            “Change of Control” means the occurrence of any of the following events:

(a)                              Any Person (as such term is used in section 3(a)(9) of the Exchange Act, as modified and used in sections 13(d) and 14(d) thereof, except that such term shall not include (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the Beneficial Owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities; or

(b)                              The following individuals cease for any reason to constitute a majority of the number of directors then serving:  individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(c)                               There is consummated a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation in which the stockholders of the Company immediately prior to such merger or consolidation, continue to own, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least seventy-five percent (75%) of the combined voting power of the securities of the Company (or the surviving entity or any parent thereof) outstanding immediately after such merger or consolidation in substantially the same proportions as their ownership of the Company immediately prior to such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities; or

2.

(d)                              The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least seventy-five (75%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

2.6                            “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and other applicable guidance promulgated thereunder.

2.7                            “Company” means Alexandria Real Estate Equities, Inc.

2.8                            “Compensation” means the Annual Retainer and Meeting Fees paid to a Non-Employee Director by the Company in connection with his or her service as a Director of the Company.

2.9                            “Deferred Compensation” means the amount of Compensation that a Participant elects to defer, any Restricted Stock Award that a Participant elects to forego and any Tax Gross-Up Payment that a Participant elects to defer pursuant to his or her Election.

2.10                    “Disability” (i) prior to May 22, 2008, means the inability of a Participant to work by reason of disability for one hundred eighty (180) days during any three hundred sixty-five (365) day period, and (ii) on and after May 22, 2008, has the meaning set forth in Section 2.10 of the Incentive Plan, or any successor provision.

2.11                    “Effective Date” means January 1, 2002.

2.12                    “Election” means the election of a Participant pursuant to the terms of the Plan to defer Compensation, forego a Restricted Stock Award or defer a Tax Gross-Up Payment, which election shall be made on such form or forms as the Company may prescribe from time to time.

2.13                    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.14                    “Incentive Plan” means the Alexandria Real Estate Equities, Inc. Amended and Restated 1997 Stock Award and Incentive Plan, and any successor plan thereto.

2.15                    “Market Value” means the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded on the date upon which such Market Value is to be determined for the purpose of crediting a Participant’s Phantom Stock Unit Account or making a distribution to a Participant therefrom.

2.16                    “Meeting Fee” means any meeting attendance fee paid to a Non-Employee Director for his or her attendance at a meeting of the Board, but shall exclude expense reimbursements, the Annual Retainer and any remuneration or other payments paid to the

3.

Non- Employee Director for services or otherwise in any capacity other than as a Non-Employee Director.

2.17                    “Non-Employee Director” means a member of the Board who is not currently an employee or officer of the Company.

2.18                    “Nonrestricted Units” has the meaning set forth in Section 5.4.

2.19                    “Participant” means each Non-Employee Director who elects to participate in the Plan.

2.20                    “Phantom Stock Unit” means a single unit of value granted under the Plan, which when redeemed shall be a right to receive a share of Stock from the Company.

2.21                    “Phantom Stock Unit Account” means an account maintained by the Company on its books for a Participant, to which shall be credited the Participant’s Deferred Compensation, which credited amounts shall be recorded as Phantom Stock Units and thus treated as if they had been used to purchase shares of Stock of the Company on the date on which the Participant’s Deferred Compensation is credited to such account, as adjusted for dividends, cash distributions, stock splits and similar adjustments determined under Section 5 and reduced by any distributions under the Plan made to a Participant or Beneficiary.

2.22                    “Plan” means this Deferred Compensation Plan for Directors.

2.23                    “Plan Year” means the calendar year.

2.24                    “Restricted Period” has the meaning set forth in Section 5.5(a).

2.25                    “Restricted Stock Award” means an award of shares of Stock pursuant to Section 6.4 of the Incentive Plan as in effect on the Effective Date, or any successor provision.

2.26                    “Restricted Unit” has the meaning set forth in Section 5.4.

2.27                    “Retirement” has the meaning set forth in Section 2.21 of the Incentive Plan, or any successor provision.

2.28                    “Section 409A Grandfathered Amount”  means any Deferred Compensation that was credited to a Participant’s Phantom Stock Unit Account under the Plan prior to January 1, 2005, plus any amounts credited to such Phantom Stock Unit Account with respect to such Deferred Compensation pursuant to Section 5.4(a).

2.29                    “Section 409A Non-Grandfathered Amount”  means any Deferred Compensation that was credited to a Participant’s Phantom Stock Unit Account under the Plan on or after January 1, 2005, plus any amounts credited to such Phantom Stock Unit Account with respect to such Deferred Compensation pursuant to Section 5.4(a).

4.

2.30                    “Stock” means common stock, par value $.01 per share, of the Company.

2.31                    “Tax Gross-Up Payment”  means a cash amount approved by the Company as a tax gross-up payment in respect of a Restricted Stock Award.

2.32                    “Unforeseeable Emergency” has the meaning set forth in Section 6.5.

2.33                    “Vesting Commencement Date” has the meaning set forth in Section 5.5(b).

3.                                    PARTICIPATION IN THE PLAN

Eligibility for participation in the Plan shall be limited to Non-Employee Directors.

4.            DEFERRED COMPENSATION ELECTIONS; ELECTION TO FOREGO RESTRICTED STOCK AWARD

4.1                            Election to Defer Annual Retainer and Meeting Fees.

(a)                              Prior to the beginning of each Plan Year, each Non-Employee Director may elect to defer one hundred percent (100%) of his or her Annual Retainer and/or Meeting Fees payable with respect to such Plan Year.  The amount of Annual Retainer and/or Meeting Fees deferred shall be subject to the provisions of Section 4.1(c).  In order to defer his or her Annual Retainer and/or Meeting Fees, a Non-Employee Director must complete and return an executed Election to the Company prior to the time announced by the Company, which in any event shall be prior to the beginning of the Plan Year to which such Election relates.  Notwithstanding the foregoing, with respect to each Plan Year, if a Non-Employee Director first becomes eligible to participate in the Plan during such Plan Year, such Election shall be filed within thirty (30) days following the date on which the Non-Employee Director is first eligible to participate and shall apply to Annual Retainer and/or Meeting Fees payable in respect of services to be rendered during the portion of such Plan Year following such Election.

(b)                              A Non-Employee Director’s Election to defer his or her Annual Retainer and/or Meeting Fees for a Plan Year shall apply only for such Plan Year and shall be irrevocable; provided, however, that a Non-Employee Director may (i) cancel such Election due to an Unforeseeable Emergency (as defined in Section 6.5) or a hardship distribution pursuant to Section 1.401(k)-1(d)(3) of the Treasury Regulations or (ii) amend such Election in accordance with Section 6.2(b).  In order to defer his or her Annual Retainer and/or Meeting Fees for a subsequent Plan Year, a Non-Employee Director must make a new Election in accordance with Section 4.1(a).

(c)                               The amount of Annual Retainer and/or Meeting Fees deferred shall be withheld and deducted from the Participant’s Compensation without reduction for any income or employment tax withholding (except to the extent required by law) and shall be credited to a Phantom Stock Unit Account for the Participant as provided in Sections 5.3 and 5.4.

5.

4.2                            Election to Forego Restricted Stock Award.

(a)                              Prior to the beginning of each Plan Year, each Non-Employee Director may elect to forgo his or her right to receive Restricted Stock Award(s) that may be granted in such Plan Year.  In order to elect to forego a Restricted Stock Award, a Non-Employee Director must complete and return an executed Election to the Company prior to the time announced by the Company, which in any event shall be prior to the beginning of the Plan Year to which such Election relates.  Notwithstanding the foregoing, with respect to each Plan Year, if a Non-Employee Director first becomes eligible to participate in the Plan during such Plan Year, such Election shall be filed within thirty (30) days following the date on which the Non-Employee Director is first eligible to participate and shall apply to Restricted Stock Award(s) that may be granted during the portion of such Plan Year following such Election.

(b)                              A Non-Employee Director’s Election to forego a Restricted Stock Award for a Plan Year shall apply only for such Plan Year and shall be irrevocable; provided, however, that a Non-Employee Director may (i) cancel such Election due to an Unforeseeable Emergency (as defined in Section 6.5) or a hardship distribution pursuant to Section 1.401(k)-1(d)(3) of the Treasury Regulations or (ii) amend such Election in accordance with Section 6.2(b).  In order to forego a Restricted Stock Award for a subsequent Plan Year, a Non-Employee Director must make a new Election in accordance with Section 4.2(a).

(c)                               Each forgone Restricted Stock Award, without reduction for any income or employment tax withholding (except to the extent required by law), shall result in credits to a Phantom Stock Unit Account for the Participant as provided in Sections 5.3 and 5.4.

4.3                            Election to Defer Tax Gross-Up Payment.

(a)                              Prior to the beginning of each Plan Year, each Non-Employee Director may elect to defer one hundred percent (100%) of any Tax Gross-Up Payment that he or she may be eligible to receive in the Plan Year following such Plan Year.  In order to defer such Tax Gross-Up Payment, a Non-Employee Director must complete and return an executed Election to the Company prior to the time announced by the Company, which in any event shall be more than one (1) year prior to the beginning of the Plan Year in which such Tax Gross-Up Payment otherwise would have been received by the Non-Employee Director.  Notwithstanding the foregoing, if a Non-Employee Director first becomes eligible to participate in the Plan during the Plan Year, such Election shall be filed within thirty (30) days following the date on which the Non-Employee Director is first eligible to participate and shall apply to any Tax Gross-Up Payment payable during the following Plan Year.

(b)                              A Non-Employee Director’s Election to defer his or her Tax Gross-Up Payment for a Plan Year shall apply only for such Plan Year and shall be irrevocable; provided, however, that a Non-Employee Director may (i) cancel such Election due to an Unforeseeable Emergency (as defined in Section 6.5) or a hardship distribution pursuant to Section 1.401(k)-1(d)(3) of the Treasury Regulations or (ii) amend such Election in accordance with Section

6.

6.2(b).  In order to defer his or her Tax Gross-Up Payment for a subsequent Plan Year, a Non-Employee Director must make a new Election in accordance with Section 4.3(a).

(c)                               Each deferred Tax Gross-Up Payment, without reduction for any income or employment tax withholding (except to the extent required by law), shall be credited to a Phantom Stock Unit Account for the Participant as provided in Sections 5.3 and 5.4.

4.4                            Manner of Elections.  The Company may establish rules and procedures, and from time to time modify or change such rules and procedures, governing the manner of Elections to defer Compensation or Tax Gross-Up Payments or forego Restricted Stock Awards under the Plan, as it may determine in its sole discretion, including (but not limited to) establishing and changing any minimum or maximum amounts of Compensation, or percentages of any component of Compensation, that may be deferred hereunder.

5.                                    PHANTOM STOCK UNIT ACCOUNT

5.1                            Establishment of Phantom Stock Unit Account.  The Company shall establish a Phantom Stock Unit Account with respect to Deferred Compensation for each Participant.  The establishment of a Phantom Stock Unit Account constitutes only a method, by bookkeeping entry, of determining the amount of deferred benefits to be distributed under the Plan.  The Company shall be under no obligation to acquire or hold any Stock or any other securities or specific assets by reason of the credits made to the Phantom Stock Unit Accounts hereunder.

5.2                            Unsecured Creditors; Unfunded Plan.  A Participant’s or Beneficiary’s rights to receive distributions under this Plan are those of an unsecured general creditor of the Company.  Such rights constitute a promise by the Company to make distributions to Participants and their Beneficiaries in the future.  All amounts under the Plan, including a Participant’s Phantom Stock Unit Account, shall remain (until paid to the Participant or Beneficiary) the property of the Company and shall be subject to the claims of the Company’s creditors in the event of the Company’s bankruptcy or insolvency.  The Plan shall be unfunded for federal tax purposes.  The obligation of the Company may, in its sole discretion, be satisfied from any source of funds, including, but not limited to, payment from a trust or trusts established by the Company which permit such payments to be made therefrom; provided, however, that such trust or trusts constitute unfunded arrangements subject to the claims of the Company’s creditors in the event of its bankruptcy or insolvency.  No Participant or Beneficiary shall have any secured or beneficial interest in any property, rights or investments held by the Company, whether or not held in connection with the Plan, including but not limited to any assets held in any trust established by the Company in connection with the Plan.

5.3                            Timing of Credits.  A Participant’s Deferred Compensation shall be credited to a Phantom Stock Unit Account as soon as practicable following the time at which such amounts would have been paid or transferred to the Participant in the absence of an Election; provided, however, that one-fourth (¼) of the full amount elected to be deferred from a Participant’s Annual Retainer for a Plan Year and/or all of the Meeting Fees payable for the applicable calendar quarter shall be credited to the Phantom Stock Unit Account on the last day of each

7.

calendar quarter on which Stock is traded on the New York Stock Exchange, except that no such amount shall be credited for any quarter of the Plan Year that begins after the Participant has ceased service as a Non-Employee Director.  A Participant’s foregone Restricted Stock Award shall be credited to a Phantom Stock Unit Account as of the date on which such Restricted Stock Award would have been awarded to the Participant in the absence of an Election to forego such Restricted Stock Award.

5.4                            Amount of Credits; Vesting.  Deferred Compensation (excluding foregone Restricted Stock Award(s) credited to a Phantom Stock Unit Account) shall be converted into Phantom Stock Units, the number of which shall be equal to such Deferred Compensation to be credited to the Phantom Stock Unit Account divided by the Market Value of a share of Stock on the date of such credit, and such Phantom Stock Units shall be fully vested and nonforfeitable at all times.  The number of Phantom Stock Units to be credited as Deferred Compensation by reason of an election to forego a Restricted Stock Award shall be equal to the number of shares of Stock subject to the foregone Restricted Stock Award, and such Phantom Stock Units shall be subject to (i) the same vesting and forfeiture restrictions to which the foregone Restricted Stock Award would have been subject and (ii) the vesting restrictions set forth in Section 6.6 of the Incentive Plan.  Phantom Stock Units subject to vesting or forfeiture restrictions are referred to in this Plan as “Restricted Units,” and fully vested and nonforfeitable Phantom Stock Units are referred to in this Plan as “Nonrestricted Units.”  Phantom Stock Unit Accounts shall be adjusted on account of dividends, cash distributions, stock splits and similar events as follows:

(a)                              As of the date when any cash dividend or other cash distribution is payable with respect to the Stock, there shall be credited to the Phantom Stock Unit Account an amount equal to the value which would have been payable with respect to shares of Stock equal in number to the number of Phantom Stock Units then credited to the Phantom Stock Unit Account.  Such amount shall then be converted into a number of Phantom Stock Units based upon the amount to be credited divided by the Market Value of a share of Stock on the date of the credit.  All Phantom Stock Units credited under this Section 5.4(a) shall be Nonrestricted Units, without regard to whether the Phantom Stock Units from which they are derived are Restricted Units or Nonrestricted Units.

(b)                              In the event of any change in the number of shares of outstanding Stock by reason of any stock split, stock dividend, recapitalization, or the like, whereby the outstanding shares of Stock are adjusted, the number of Phantom Stock Units credited to the Phantom Stock Unit Account shall be equitably adjusted to reflect such change.  Any adjustments provided in this Section 5.4(b) with respect to Nonrestricted Units shall be in the form of Nonrestricted Units.  Any adjustments provided in this Section 5.4(b) with respect to Restricted Units shall be in the form of Restricted Units, which shall be subject to the same vesting and forfeiture terms and conditions applicable to the original Restricted Units from which they are derived.

5.5                            Restricted Units.

(a)                              Restricted Units shall be subject to the terms and conditions set forth in Section 5.5(b) until the end of the specified restricted period applicable to such Restricted Units

8.

(the “Restricted Period”).  Restricted Units not previously forfeited shall vest and become nonforfeitable during the applicable Restricted Period and shall thereafter be Nonrestricted Units.

(b)                              The “Vesting Commencement Date” for Restricted Units credited to a Participant’s Phantom Stock Unit Account in respect of a foregone Restricted Stock Award shall be the date on which such Restricted Stock Award would have been received by the Participant in the absence of an Election to forego such Restricted Stock Award.  The Restricted Period for such Restricted Units credited to a Participant’s Phantom Stock Unit Account shall be determined by the Company and communicated to the Participant in advance of the time the Participant must make his or her Election for a Plan Year.

(c)                               During the applicable Restricted Period, if a Participant is removed from the Board for Cause or if the Participant voluntarily terminates his or her service with the Board, any Phantom Stock Units credited to such Participant that remain Restricted Units shall be forfeited, and all rights of the Participant to receive any benefits under the Plan attributable to such forfeited Restricted Units shall terminate.  Prior to May 22, 2008, in the event of a Change of Control or if a Participant’s service on the Board is involuntarily terminated for any reason other than Cause, including the Participant’s death or Disability, then the Restricted Period shall terminate as to all Restricted Units, and any Phantom Stock Units that are then Restricted Units shall immediately become Nonrestricted Units.  Effective on and following May 22, 2008, in the event of a Change of Control or if a Participant’s service on the Board is terminated due to Retirement, death or Disability, the Restricted Period shall terminate as to all Restricted Units and any Phantom Stock Units that are then Restricted Units shall immediately become Nonrestricted Units; provided, however, that the Committee (as defined in the Incentive Plan) may determine, pursuant to and subject to the limitations of Section 6.6 of the Incentive Plan, that such acceleration shall also occur upon the involuntary termination of a Participant’s service for any other reason, other than for Cause.

6.                                    DISTRIBUTION OF PLAN BENEFITS

6.1                            Form of Benefit.  All benefits paid under this Plan shall be paid in a single sum in the form of whole shares of Stock under the Incentive Plan, with any fractional shares of Stock being paid in a single sum in the form of cash based on the Market Value of a share of Stock on the date of the payment.  The portion of such shares paid in respect of any deferred Annual Retainer, Meeting Fees and Tax Gross-Up Payment shall be paid pursuant to Section 6.5 of the Incentive Plan and the portion of such shares paid in respect of any foregone Restricted Stock Award shall be paid pursuant to Section 6.6 of the Incentive Plan.

6.2                            Distribution Elections.

(a)                              At the time of each Election pursuant to Sections 4.1, 4.2 or 4.3 to defer receipt of Compensation, forego receipt of a Restricted Stock Award or defer receipt of a Tax Gross-Up Payment, a Participant also shall elect, on such form as the Company prescribes, the date of distribution of the portion of his or her Phantom Stock Unit Account attributable to the amount of Deferred Compensation specified in such Election; provided, however, that if the

9.

Participant elects to forego receipt of a Restricted Stock Award pursuant to such Election, the Participant must elect a date of distribution for the entire portion of his or her Phantom Stock Unit Account attributable to the amount of Deferred Compensation specified in such Election that is on or after the end of the applicable Restricted Period for the foregone Restricted Stock Award.

(b)                              A Participant may change his or her distribution election in accordance with procedures determined by the Company, provided, however, that:

(i)                                  With respect to Section 409A Grandfathered Amounts, any changed election shall not be effective unless a full calendar year passes between the calendar year in which such changed election is submitted and the calendar year in which the distribution date designated in such change election occurs; and

(ii)                              With respect to Section 409A Non-Grandfathered Amounts, any changed election (A) shall not take effect until at least twelve (12) months after the date on which the change is made, (B) must be made more than twelve (12) months prior to the date distribution otherwise would have been made and (C) must designate a new date for distribution that is at least five (5) years following the date distribution otherwise would have been made.

(c)                               No elections under this Section 6.2 may be made or changed as to distributions from a Participant’s Phantom Stock Unit Account unless the Board has approved in advance such election or change of election in a manner, if any, that satisfies the requirements for exemption of Phantom Stock Unit Account transactions pursuant to Rule 16b-3 promulgated under the Exchange Act.

6.3                            Termination of Service on the Board or Change of Control.  As soon as administratively practicable following the termination of a Participant’s service on the Board, and notwithstanding any election that the Participant has made under the Plan pursuant to Section 6.2, the Company shall pay to such Participant or to the Participant’s Beneficiary in a lump sum all amounts then credited to the Participant’s Phantom Stock Unit Account as Nonrestricted Units (including formerly Restricted Units which become Nonrestricted Units on account of such termination in accordance with Section 5.5(c)), and any Restricted Units shall be forfeited; provided, however, that with respect to Section 409A Non-Grandfathered Amounts, if a Change of Control occurs prior to any such elected date of distribution pursuant to Section 6.2 or termination of service, payment of such amounts shall be made in a lump sum as soon as administratively feasible after the effective date of the Change of Control, provided that the Change of Control constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as determined in accordance with Section 1.409A-3(i)(5) of the Treasury Regulations.

6.4                            Early Distribution of Section 409A Grandfathered Amounts.  A Participant may elect to receive a distribution of all or any portion of the amount of Section 409A Grandfathered Amounts then credited to the Participant’s Phantom Stock Unit Account as Nonrestricted Units on a date prior to that established under the Plan, including the Participant’s

10.

distribution election under Section 6.2; provided, however, that (i) the amount distributed shall be equal to ninety percent (90%) of the amount elected by the Participant, and (ii) the remaining ten percent (10%) of the amount elected by the Participant shall be treated as forfeited by the Participant.  A Participant may not receive any early distributions of any Section 409A Non-Grandfathered Amounts pursuant to this Section 6.4.

6.5                            Unforeseeable Emergency.  Upon application by a Participant, the Company may direct the distribution in a lump sum of all or a portion of the remaining amount credited to the Participant’s Phantom Stock Unit Account as Nonrestricted Units in the event of an Unforeseeable Emergency.  Any such application must set forth the circumstances constituting such Unforeseeable Emergency.  The determination as to whether an Unforeseeable Emergency exists and as to the amount distributable under the Plan as a result of such Unforeseeable Emergency shall be made by the Company in its sole discretion.

For purposes of the Plan, an “Unforeseeable Emergency” shall mean any severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent (as defined in Section 152(a) of the Code) of the Participant, (ii) loss of the Participant’s property due to casualty, or (iii) other similar extraordinary and unforeseen circumstances arising as a result of events beyond the control of the Participant.  Any distribution pursuant to this provision is limited to the amount necessary to meet the Unforeseeable Emergency, and any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such distribution.  The distribution may not exceed the then vested portion of the Participant’s Account.  The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such emergency is or may be relieved (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or (iii) by cessation of deferrals under the Plan.  Furthermore, examples of events that would not be considered Unforeseeable Emergencies include the need to send a Participant’s child to college or the desire to purchase a home.

6.6                            No Assignment or Alienation.  The right to receive a distribution under this Plan shall not be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge such right shall be void.  No distribution or right to distribution shall in any manner be liable for or subject to debts, contracts, liabilities or torts of the Participant or the Participant’s Beneficiary.

7.                                    ADMINISTRATION

7.1                            Plan Administrator.  The Company shall be the sole administrator of the Plan and will administer the Plan and interpret, construe and apply its provisions in accordance with its terms. The Company shall further establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan.  All determinations and interpretations made by the Company in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

11.

7.2                            Account Statements.  Each Participant will receive an annual statement in such form as the Company deems desirable setting forth the balance standing to the credit of the Participant’s Phantom Stock Unit Account.

7.3                            Claims, Inquiries and Appeals.

(a)                              Applications for Benefits and Inquiries.  Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Company in writing by an applicant (or his or her authorized representative) to the following address:

Alexandria Real Estate Equities, Inc.

Attention:  Chief Executive Officer/Chief Financial Officer

385 E. Colorado Boulevard, Suite 299

Pasadena, CA 91101

(b)                              Denial of Claims.  In the event that any application for benefits is denied in whole or in part, the Company must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial.  The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

(i)                                  the specific reason or reasons for the denial;

(ii)                              references to the specific Plan provisions upon which the denial is based;

(iii)                          a description of any additional information or material that the Company needs to complete the review and an explanation of why such information or material is necessary; and

(iv)                          an explanation of the Plan’s review procedures and the time limits applicable to such procedures.

This notice of denial will be given to the applicant within ninety (90) days after the Company receives the application, unless special circumstances require an extension of time, in which case, the Company has up to an additional ninety (90) days for processing the application.  If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.

This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Company is to render its decision on the application.

(c)                               Request for a Review.  Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal

12.

the denial by submitting a request for a review to the Company within sixty (60) days after the application is denied.  A request for a review shall be in writing and shall be addressed to:

Alexandria Real Estate Equities, Inc.

Attention:  Chief Executive Officer/Chief Financial Officer

385 E. Colorado Boulevard, Suite 299

Pasadena, CA 91101

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent.  The applicant (or his or her representative) shall have the opportunity to submit (or the Company may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim.  The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim.  The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d)                              Decision on Review.  The Company will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review.  If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period.  This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Company is to render its decision on the review.  The Company will give prompt, written or electronic notice of its decision to the applicant.  In the event that the Company confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

(i)                                  the specific reason or reasons for the denial;

(ii)                              references to the specific Plan provisions upon which the denial is based; and

(iii)                          a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim.

(e)                              Rules and Procedures.  The Company will establish rules and procedures, consistent with the Plan, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims.  The Company may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

13.

(f)                                 Exhaustion of Remedies.  No legal action for benefits under the Plan may be brought until the claimant (i) has submitted a written application for benefits in accordance with the procedures described by Section 7.3(a) above, (ii) has been notified by the Company that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 7.3(c) above, and (iv) has been notified that the Company has denied the appeal.  Notwithstanding the foregoing, if the Company does not respond to a Participant’s claim or appeal within the relevant time limits specified in this Section 7.3, the Participant may bring legal action for benefits under the Plan.

8.                                    BENEFICIARY DESIGNATION

Each Participant shall have the right, at any time, to designate any person or persons as Beneficiary or Beneficiaries (both primary as well as contingent) to whom distributions under this Plan shall be made in the event of the Participant’s death prior to complete distribution to the Participant of the benefits due the Participant under the Plan.  Each Beneficiary designation shall become effective only when filed in writing with the Company during the Participant’s lifetime on a form prescribed by the Company.  The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed.  The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of Beneficiary or Beneficiaries other than the spouse.  If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Company shall direct the distribution of such benefits to the Participant’s estate.

9.                                    MISCELLANEOUS

9.1                            Effective Date; Amendment and Termination.  This Plan shall be effective January 1, 2002, with continuation thereafter contemplated, subject to review of its operation.  However, this Plan shall at all times remain subject to amendment, modification or termination by action of the Company or the Board; provided, however, in the event of termination of the Plan, any Nonrestricted Units held in a Participant’s Phantom Stock Unit Account shall be distributed to the Participant in accordance with Section 6 hereof, and any Restricted Units shall continue to vest in accordance with the terms of their vesting schedules and, upon becoming Nonrestricted Units, shall be distributed to the Participant in accordance with Section 6 hereof.

9.2                            No Employment or Service Rights.  This Plan shall not be deemed to constitute a contract of employment or service between the Company and any Participant.  Nothing contained in this Plan shall be deemed to give any Participant the right to be retained in the service of the Company or to interfere with the right of the Company or the Board to discharge any Participant at any time regardless of the effect which such discharge shall have upon such individual as a Participant in the Plan.

9.3                            Arbitration.  All disputes, claims, or causes of action arising from or relating to this Plan shall be resolved to the fullest extent permitted by law by final, binding and confidential arbitration, by a single arbitrator, in Los Angeles, California, conducted by JAMS

14.

under the then applicable JAMS rules.  All Participants and the Company shall be deemed to have waived the right to resolve any such dispute through a trial by jury or judge or administrative proceeding.  The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award.  The arbitrator shall be authorized to award any or all remedies that the parties would be entitled to seek in a court of law.  The Company shall pay all JAMS’ arbitration fees in excess of the amount of court fees that would be required if the dispute were decided in a court of law.  Nothing in this Plan is intended to prevent either the Company or a Participant from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.

9.4                            Governing Law.  This Plan shall be construed in accordance with and governed by the laws of the State of California.

9.5                            Severability.  In the event any provision of this Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provisions of this Plan.

9.6                            Notice.  Any notice of filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the Chief Financial Officer for the Company.  Such notice shall be deemed given as of the date of delivery or, the postmark on the receipt for registration or certification.

9.7                            Successors.  This Plan shall be binding upon the Company and its successors and assigns.

15.